EXHIBIT No. 99c.

CERTIFICATION OF PERIODIC FINANCIAL REPORT
Pursuant to 18 U.S.C. Section 1350

        Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, we, the undersigned, certify that, to the best of our knowledge, this periodic report of CAPITAL REALTY INVESTORS, LTD., filed on Form 10-KSB for the annual period ended December 31, 2002, and containing the financial statements, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

CAPITAL REALTY INVESTORS, LTD.
(Issuer)
by: C.R.I., Inc.
Managing General Partner
March 24, 2003	by: /s/ William B. Dockser
DATE	William B. Dockser, Director, Chairman of the Board, and Treasurer (Principal Executive Officer)
March 24, 2003	by: /s/ Michael J. Tuszka
DATE	Michael J. Tuszka, Vice President and Chief Accounting Officer (Principal Financial Officer)

        This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.